EXHIBIT 3.1

AMENDED AND RESTATED BY LAWS

OF

CRYO-CELL INTERNATIONAL, INC.

ARTICLE I

OFFICERS

The principal office of the Corporation shall be located in the City, County and State so provided in the Certificate of Incorporation. The Corporation may also maintain offices at such other places within or without the State of Delaware as the Board of Directors may, from time to time, determine and the business may require.

ARTICLE II

SHAREHOLDERS

1.	Place of Meetings.

Meetings of shareholders shall be held at the principal office of the Corporation, or at such other places within or without the State of Delaware as the Board shall authorize.

2.	Annual Meetings.

The annual meeting of the shareholders of the Corporation shall be held within six months after the close of the fiscal year of the Corporation at a date and time as determined by the Board of Directors, if such date is not a legal holiday and if a legal holiday, then on the next business day following at the same hour, at which time the shareholders shall elect a Board of Directors, and transact such other business as may properly come before the meeting.

3.	Business at Annual Meetings.

At an annual meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors; (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors; (c) in the case of a nomination for director, properly brought in accordance with the procedures set forth in Section 10 of this Article II; or (d) otherwise properly brought before the meeting by a shareholder entitled to vote at such meeting. For business other than a nomination for director to be properly brought before an annual meeting by a shareholder, the shareholder must have given written notice to the Secretary of the Corporation so as to be received at the principal executive offices of the Corporation not less than 120 days in advance of the date of the Corporation’s proxy statement released to shareholders in connection with the previous year’s annual meeting of shareholders, except that if no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than 30 days from the date contemplated at the time of the previous year’s proxy statement, such notice must be so received a reasonable time before the solicitation is made. Each such notice shall set forth as to each matter the shareholder proposes to bring before the annual meeting (v) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (w) the name and address of the shareholder proposing such business; (x) the class and number of shares of the Corporation which are beneficially owned by the shareholder; (y) any material interest of the shareholder in such business; and (z) such other information regarding such business as would be required to be included in a proxy statement filed pursuant to the proxy rules of the

Securities and Exchange Commission had the matter been proposed by the Board of Directors. Notwithstanding anything in these Bylaws to the contrary, no business shall be considered properly brought before an annual meeting by a shareholder unless it is brought in accordance with the procedures set forth in this Section 3 of Article II.

4.	Special Meetings.

Special meetings of the shareholders may be called at any time by the Chairman of the Board, Vice Chairman or Chief Executive Officer and shall be called by the Chief Executive Officer or the Secretary at the written request of the holders of twenty (20%) percent of the outstanding shares entitled to vote thereat, or as otherwise required by law.

5.	Notice of Meetings.

Written notice of each meeting of shareholders, whether annual or special, stating the time when and place where it is to be held, shall be served either personally or by mail. Such notice shall be served not less than then (10) nor more than sixty (60) days before the meeting, upon each shareholder of record entitled to vote at such meeting, and to any other shareholder to whom the giving of notice may be required by law. Notice of a special meeting shall also state the purpose or purposes for which the meeting is called, and shall indicate that it is being issued by the person calling the meeting. If at any meeting, action is proposed to be taken that would, if taken, entitle shareholders to receive payment for their shares, the notice of such meeting shall include a statement of that purpose and to that effect. If mailed, such notice shall be directed to each such shareholder at his address, as it appears on the records of the shareholders of the Corporation, unless he shall have previously filed with the Secretary of the Corporation a written request that notices intended for him be mailed to some other address, in which event, it shall be mailed to the address designated in such request.

6.	Waiver.

Notice of any meeting need not be given to any shareholder who submits a signed waiver of notice either before or after a meeting. The attendance of any shareholder at a meeting, in person or by proxy, shall constitute a waiver of notice by such shareholder.

7.	Fixing Record Date.

For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action, the Board shall fix, in advance, a date as the record date for any such determination of shareholders. Such date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than (60) days prior to any other action. If no record date is fixed, it shall be determined in accordance with the provisions of law.

8.	Quorum.

(a) Except as otherwise provided by the Certificate of Incorporation, at all meetings of shareholders of the Corporation, the presence at the commencement of such meetings, in person or by proxy, of shareholders holding a third of the total number of shares of the Corporation then issued and outstanding on the records of the Corporation and entitled to vote, shall be necessary and sufficient to constitute a quorum for the transaction of any business. If a specified item of business is required to be voted on by a class or classes, the holder of a majority of the shares of such class or classes shall constitute a quorum for the transaction of such specified item of business. The withdrawal of any shareholder after the commencement of a meeting shall have no effect on the existence of a quorum, after a quorum has been established at such meeting.

(b) Despite the absence of a quorum at any annual or special meeting of shareholders, the shareholders, by a majority of the votes cast by the holders of shares entitled to vote thereon, may adjourn the meeting.

9.	Voting.

(a) Except as otherwise provided by statute or by the Certificate of Incorporation,

(1)	directors shall be elected by a plurality of the votes cast; and

(2)	all other corporate action to be taken by vote of the shareholders, shall be authorized by a majority of votes cast;

at a meeting of shareholders by the holders of shares entitled to vote thereon.

(b) Except as otherwise provided by statute or by the Certificate of Incorporation, at each meeting of shareholders, each holder of record of shares of the Corporation entitled to vote, shall be entitled to one vote for each share of stock registered in his name on the books of the Corporation.

(c) Each shareholder entitled to vote or to express consent or dissent without a meeting, may do so by proxy; provided, however, that the instrument authorizing such proxy to act shall have been executed in writing by the shareholder himself, or by his attorney-in-fact duly authorized in writing. No proxy shall be voted or acted upon after three (3) years, unless the proxy shall specify the length of time it is to continue in force. The proxy shall be delivered to the Secretary at the meeting and shall be filed with the records of the Corporation. Every proxy shall be revocable at the pleasure of the shareholder executing it, unless the proxy states that it is irrevocable, except as otherwise provided by law.

(d) Any action that may be taken by vote may be taken without a meeting on written consent. Such action shall constitute action by such shareholders with the same force and effect as if the same had been approved at a duly called meeting of shareholders and evidence of such approval signed by all of the shareholders shall be inserted in the Minute Book of the Corporation.

10.	Nomination of Directors.

Only persons nominated in accordance with the following procedures shall be eligible for election by shareholders as directors. Nominations of persons for election as directors at a meeting of shareholders called for the purpose of electing directors may be made (a) by or at the direction of the Board of Directors or (b) by any shareholder in the manner herein provided. For a nomination to be properly made by a shareholder, the shareholder must give written notice to the Secretary of the Corporation so as to be received at the principal executive offices of the Corporation not less than (i) with respect to an annual meeting of shareholders, 120 days in advance of the date of the Corporation’s proxy statement released to shareholders in connection with the previous year’s annual meeting of shareholders, except that if no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than 30 days from the date contemplated at the time of the previous year’s proxy statement, such notice must be so received a reasonable time before the solicitation is made, and (ii) with respect to a special meeting of shareholders for the election of directors, the close of business on the seventh day following the date on which the notice of such meeting is first given to shareholders. Each such notice shall set forth (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (d) such other information regarding each nominee proposed by such shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and

Exchange Commission had each nominee been nominated, or intended to be nominated, by the Board; and (e) the consent of each nominee to serve as a director of the Corporation if so elected.

ARTICLE III

BOARD OF DIRECTORS

1.	Number.

The number of the directors of the Corporation shall be established by the Board of Directors from time to time. The directors shall be elected from time to time in accordance with these By-laws. From time to time, the number of directors may be increased or decreased by a majority vote of the Board of Directors.

2.	Election.

Except as may otherwise be provided herein or in the Certificate of Incorporation, the members of the Board need not be shareholders and shall be elected by a majority of the votes cast at a meeting of shareholders, by the holders of shares entitled to vote in the election.

3.	Term of Office.

Each director shall hold office until the annual meeting of the shareholders next succeeding his election, and until his successor is elected and qualified, or until his prior death, resignation or removal. Board terms may be changed to two or three years subject to the approval of a majority of the shareholders.

4.	Duties and Powers.

The Board shall be responsible for the control and management of the affairs, property and interests of the Corporation, and may exercise all powers of the Corporation, except those powers expressly conferred upon or reserved to the shareholders.

5.	Annual Meetings.

Regular annual meetings of the Board shall be held immediately before, if necessary, and following the annual meeting of shareholders.

6.	Regular Meetings and Notice.

The Board may provide by resolution for the holding of regular meetings of the Board of Directors, and may fix the time and place thereof.

Notice of regular meetings shall not be required to be given and, if given, need not specify the purpose of the meeting; provided, however, that in case the Board shall fix or change the time or place of any regular meeting, notice of such action shall be given to each director who shall not have been present at the meeting at which such action was taken within the time limited, and in the manner set forth at Section 7 of this Article III, unless such notice shall be waived.

7.	Special Meetings and Notice.

(a) Special meetings of the Board shall be held whenever called by the Chairman, Chief Executive Officer or by a majority of the directors, at such time and place as may be specified in the respective notices or waivers of notice thereof.

(b) Notice of special meetings shall be: 1.) mailed directly to each director, addressed to him at the address designated by him for such purpose at his usual place or business, at least two (2) business days before the day on which the meeting is to be held, 2.) delivered to him personally or 3.) given to him orally in person or by telephone, not later than the business day before the day on which the meeting is to be held.

(c) Notice of special meeting shall not be required to be given to any director who shall attend such meeting, or who submits a signed waiver of notice.

8.	Chairman.

At all meetings of the Board, the Chairman, if present, shall preside. If there shall be no Chairman, or he shall be absent, then the Vice Chairman shall preside. In his absence, the Chairman shall be chosen by the directors present.

9.	Quorum and Adjournments.

(a) At all meetings of the Board, the presence of a majority of the entire Board shall be necessary to constitute a quorum for the transaction of business, except as otherwise provide by law, by the Certificate of Incorporation, or by these By-laws. Participation of any one or more members of the Board by means of a conference telephone or similar communications equipment, allowing all persons participating in the meeting to hear each other at the same time, shall constitute presence in person at any such meeting.

(b) A majority of the directors present at any regular or special meeting, although less than a quorum, may adjourn the same from time to time without notice, until a quorum shall be present.

10.	Manner of Acting.

(a) At all meetings of the Board, each director present shall have one vote.

(b) Except as otherwise provided by law, by the Certificate of Incorporation, or these By-laws, the action of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board. Any action authorized, in writing, by all the directors entitled to vote thereon and filed with the minutes of the Corporation shall be the act of the Board with the same force and effect as if the same had been passed by unanimous vote at a duly called meeting of the Board.

11.	Vacancies.

Any vacancy in the Board of Directors resulting from an increase in the number of directors shall be filled for the unexpired portion of the term by the majority vote of the remaining directors, though less than a quorum, at any regular meeting or special meeting of the Board called for that purpose. If at any time a vacancy would otherwise exist on the Board of Directors resulting from death, resignation or removal of a director, the number of directors shall be automatically decreased accordingly so that such vacancy no longer exists.

12.	Resignation.

Any director may resign at any time by giving written notice to the Chairman of the Board, or the Secretary of the Corporation. Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof by the Board or such officer, and the acceptance of such resignation shall not be necessary to make it effective.

13.	Removal.

Any director may be removed, for cause, at any time by the holders of a majority of the shares then entitled to vote at an election of directors, at a special meeting of the shareholders called for that purpose, or by action of the Board.

14.	Compensation.

The Board of Directors may fix the compensation of Directors. Each Director may be paid a stated salary as such or a fixed sum for the attendance at meetings of the Board of Directors or any committee thereof, or both, and may be reimbursed for his expenses of attendance at each such meeting. The Board of Directors may also pay to each Director rendering services to the Corporation not ordinarily rendered by Directors, as such, special compensation appropriate to the value of such services, as determined by the Board of Directors from time to time. None of these payments shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefore. The Board of Directors may determine the compensation of a Director who is also an Officer for service as an Officer as well as for service as a Director.

15.	Contracts.

(a) No contract or other transaction between this Corporation and any other business shall be affected or invalidated, nor shall any director be liable in any way by reason of the fact that a director of this Corporation is interested in, or is financially interested in such other business, provided such fact is disclosed to the Board.

(b) Any director may be a party to or may be interested in any contract or transaction of this Corporation individually, and no director shall be liable in any way by reason of such interest, provided that the fact of such participation or interest be disclosed to the Board and provided that the Board shall authorize or ratify such contract or transaction by the vote (not counting the vote of any such directors) of a majority of a quorum, notwithstanding the presence of any such director at the meeting at which such action is taken. Such director may be counted in determining the presence of a quorum at such meeting. This Section shall not be construed to invalidate or in any way affect any contract or other transaction, which would otherwise be valid under the law applicable thereto.

16.	Committees.

The Board, by resolution adopted by a majority of the entire Board, may from time to time designate from among its members an executive committee and such other committees, and alternate members thereof, as they deem desirable, each consisting of three or more members, with such powers and authority (to the extent permitted by law) as may be provided in such resolution. Each such committee shall remain in existence at the pleasure of the Board. Participation of any one or more members of a committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time, shall constitute a director’s presence in person at any such meeting. Any action authorized in writing by all of the members of a committee and filed with the minutes of the committee shall be the act of the committee with the same force and effect as if the same had been passed by unanimous vote at a duly called meeting of the committee.

ARTICLE IV

OFFICERS

1.	Number and Qualifications.

The officers of the Corporation shall consist of a Chief Executive Officer, a President, one or more Vice Presidents, a Secretary, a Treasurer, and such other officers, including a Chairman and Vice Chairman of the Board, as the Board of Directors may from time to time deem advisable. Any officer other than the Chairman of the Board may be, but is not required to be, a director of the Corporation. Any two or more offices may be held by the same person, except the offices of Chief Executive Officer and Secretary.

2.	Election.

The officers of the Corporation shall be elected by the Board at the regular annual meeting of the Board following the annual meeting of shareholders.

3.	Term of Office.

Each officer shall hold office until the annual meeting of the Board next succeeding his election, and until his successor shall have been elected and qualified, or until his death, resignation or removal.

4.	Resignation.

Any officer may resign at any time by giving written notice to the Board, the Chief Executive Officer or the Secretary of the Corporation. Such resignation shall take effect upon receipt thereof by the Board or such officer, unless otherwise specified in such written notice. The acceptance of such resignation shall not be necessary to make it effective.

5.	Removal.

Any officer, whether elected or appointed by the Board, may be removed by the Board, either with or without cause, and a successor elected by the Board at any time.

6.	Vacancies.

A vacancy in any office by reason of death, resignation, inability to act, disqualification, or any other cause, may at any time be filled for the unexpired portion of the term by the Board.

7.	Duties.

Unless otherwise provided by the Board, officers of the Corporation shall each have such powers and duties as generally pertain to their respective offices, such powers and duties as may be set forth in these by-laws, and such powers and duties as may be specifically provided for by the Board.

8.	Sureties and Bonds.

At the request of the Board, any officer, employee or agent of the Corporation shall execute for the Corporation a bond in such sum, and with such surety as the Board may direct, conditioned upon the faithful performance of his duties to the Corporation, including responsibility for negligence and for the accounting for all property, funds or securities of the Corporation which may come into his hands.

9.	Shares of Other Corporations.

Whenever the Corporation is the holder of shares of any other corporation, any right or power of the Corporation as such shareholder shall be exercised on behalf of the Corporation in such manner as the Board may authorize. Such authorization shall be given to the Chairman or the Corporation’s Chief Executive Officer.

ARTICLE V

SHARES OF STOCK

1.	Certificates.

(a) The certificates representing shares in the Corporation shall be in such form as shall be approved by the Board and shall be numbered and registered in the order issued. They shall bear the holder’s name and the number of shares and shall be signed by (i) the Chairman of the Board or the Vice Chairman of

the Board or the President or a Vice President, and (ii) the Secretary or Treasurer, or any Assistant Secretary or Assistant Treasurer, and shall bear the corporate seal.

(b) Certificates representing shares shall not be issued until they are fully paid for.

(c) The Board may authorize the issuance of certificates for fractions of a share which shall entitle the holder to exercise voting rights, receive dividends and participate in liquidating distributions, in proportion to the fractional holdings.

2.	Lost or Destroyed Certificates.

Upon notification by the holder of any certificate representing shares of the Corporation of the loss or destruction of one or more certificates representing the same, the Corporation may issue new certificates in place of any certificates previously issued by it, and alleged to have been lost or destroyed. Upon production of evidence of loss or destruction, in such form as the Board in its sole discretion may require, the Board may require the owner of the lost or destroyed certificates to provide the Corporation with a bond in such sum as the Board may direct, and with such surety as may be satisfactory to the Board, to indemnify the Corporation against any claims, loss, liability or damage it may suffer on account of the issuance of the new certificates. A new certificate may be issued without requiring any such evidence or bond when, in the judgment of the Board, it is proper to do so.

3.	Transfers of Shares.

(a) Transfers of shares of the Corporation may be made on the share records of the Corporation solely by the holder of such records, in person or by a duly authorized attorney, upon surrender for cancellation of the certificates representing such shares, with an assignment or power of transfer endorsed thereon or delivered therewith, duly executed and with such proof of the authenticity of the signature, and the authority to transfer and the payment of transfer taxes as the Corporation or its agents may require.

(b) The Corporation shall be entitled to treat the holder of record of any shares as the absolute owner thereof for all purposes and shall not be bound to recognize any legal, equitable or other claim to, or interest in, such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law.

(c) The Corporation shall be entitled to impose such restrictions on the transfer of shares as may be necessary for the purpose of electing or maintaining Subchapter S status under the Internal Revenue Code or for the purpose of securing or maintaining any other tax advantage to the Corporation.

4.	Record Date.

In lieu of closing the share records of the Corporation, the Board may fix, in advance, a date not less than ten (10) days nor more than sixty (60) days, as the record date for the determination of shareholders entitled to receive notice of, and to vote at, any meeting of shareholders, or to consent to any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividends, or allotment of any rights, or for the purpose of any other action. If no record date is fixed, the record date for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day immediately preceding the day on which notice is given, or, if notice is waived, at the close of business on the day immediately preceding the day on which the meeting is held; the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the resolution of the directors relating thereto is adopted. The record date for determining shareholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board is necessary, shall be the day on which the first written consent is expressed. When a determination of shareholders of record entitled to notice of or to vote at any meeting of shareholders has been made as provided for herein, such determination shall apply to any adjournment thereof, unless the directors fix a new record date for the adjourned meeting.

ARTICLE VI

DIVIDENDS

Subject to this Certificate of Incorporation and to applicable law, dividends may be declared and paid out of any funds available thereof, as often, in such amount, and at such time or times as the Board may determine. Before payment of any dividends, there may be set aside out of the net profits of the Corporation available for dividends, such sum or sums as the Board, from time to time, in its sole discretion, deems proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purposes as the Board shall think conducive to the interests of the Corporation, and the Board may modify or abolish any such reserve.

ARTICLE VII

FISCAL YEAR

The fiscal year of the Corporation shall be fixed by the Board from time to time, subject to applicable law.

ARTICLE VIII

CORPORATE SEAL

The corporate seal, if any, shall be in such form as shall be approved from time to time by the Board.

ARTICLE IX

AMENDMENTS

1.	By Shareholders.

All by-laws of the Corporation shall be subject to revision, amendment or repeal, and new by-laws may be adopted from time to time by a majority of the shareholders who are at such time entitled to vote in the election of directors.

2.	By Directors.

All by-laws of the Corporation also shall be subject to revision, amendment or repeal, and new by-laws may be adopted from time to time by a majority of the Board of Directors.